[Letterhead of Debevoise & Plimpton]




                                August 18, 1995



Infinity Broadcasting Corporation
600 Madison Avenue
New York, New York  10022


             Registration Statement on Form S-3
                 (Registration No. 33-61081)
             -----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 33-61081), as amended (the "Registration Statement"), relating to the public offering by the Company of up to $500,000,000 in the aggregate of non-convertible senior debt securities of the Company (the "Senior Debt Securities") to be issued pursuant to an Indenture (the "Senior Indenture") to be entered into between the Company and Bank of Montreal Trust Company, as trustee (the "Senior Trustee"), and non-convertible subordinated debt securities of the Company (the "Subordinated Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and Bank of Montreal Trust Company, as trustee (the "Subordinated Trustee").


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Infinity Broadcasting        -2-              August 18, 1995
  Corporation




          In so acting, we have examined and relied upon the forms of the Senior Indenture and the Subordinated Indenture, and upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion assumes that the Senior Debt Securities and the Subordinated Debt Securities to be sold will be issued in accordance with the resolutions adopted by the Company's Board of Directors on July 14, 1995 and that the definitive Senior Indenture and Subordinated Indenture will be in the forms filed as exhibits to the Registration Statement.

          We express no opinion as to the laws of any jurisdiction other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States.

          Based upon and subject to the foregoing, we are of the following opinion:

          1. The execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company. When the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee and the Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture, assuming the terms of such Senior Debt Securities are in compliance with then applicable law, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equitable principles (whether considered in a proceeding at law or in equity).

          2. The execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities have been duly authorized by the Company. When the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities are in compliance with then applicable law, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equitable principles (whether considered in a proceeding at law or in equity).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Debevoise & Plimpton